EXHIBIT 5.1

               [Letterhead of Cleary, Gottlieb Steen and Hamilton]



                                February 20, 2003



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

MS Structured Asset Corp.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:


                  We have acted as special counsel to MS Structured Asset Corp., a Delaware corporation (the "Depositor") in connection with the Depositor's preparation and filing with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement")) and the related prospectus (the "Prospectus"), first filed November 12, 2002, and amended by filings on January 22, 2003 and February 19, 2002, with respect to the offering of Structured Asset Trust Unit Repackagings (the "Units"), which the Depositor plans to offer in series. Each Series of Units will be issued under a separate Trust Agreement (a "Trust Agreement"), in all material respects relevant hereto incorporating the Standard Terms of Trust Agreements dated as of February 19, 2003 (the "Standard Terms") between the Depositor and LaSalle Bank National Association ("LaSalle Bank"), as trustee, in the form included as an exhibit to the Registration Statement, between the Depositor and LaSalle Bank or another trustee to be identified in the prospectus supplement for such series of Units (the "Trustee" for such series).


                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) the Registration Statement and the related Prospectus and the documents incorporated by reference therein;

                  (b) the Standard Terms; and

                  (c) forms of the Units set forth in the Standard Terms.

                  In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Depositor in the Standard Terms).

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. When, in respect of a series of Units, a Trust Agreement has been duly authorized by all necessary action of, and duly executed and delivered by the Depositor and the Trustee for such series, such Trust Agreement will be a valid, binding and enforceable obligation of the Depositor; and

                  2. When a Trust Agreement for a series of Units has been duly authorized by all necessary action of, and duly executed and delivered by, the Depositor and the Trustee for such series, and when the Units of such series have been duly executed and countersigned in accordance with the terms of the Trust Agreement and issued and sold as contemplated in the Registration Statement and the prospectus with respect to such series delivered pursuant to
Section 5 of the Act, such Units will be legally and validly issued, the holders of such Units will be entitled to the benefits of such Trust Agreement, and such Units will be fully paid and nonassessable.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation (a) we have assumed that each other party to such agreement or obligation other than the Depositor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

                  The foregoing opinions are limited to the federal law of the United States of America, and the law of the State of New York.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Validity of Units." By giving such consent, we do not admit that we are "experts" within the meaning of the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           CLEARY, GOTTLIEB, STEEN & HAMILTON



                                           By        /s/ Michael A. Mazzuchi
                                                 -------------------------------
                                                 Michael A. Mazzuchi, a Partner